EXHIBIT 10.2


                           ACTV, INC.

                      EMPLOYMENT AGREEMENT
                      --------------------

          EMPLOYMENT AGREEMENT made as of this 1st day of August, 1995 by and between ACTV, INC., a Delaware corporation, having an office at 1270 Avenue of the Americas, New York, New York 10020 (hereinafter referred to as "Employer") and DAVID REESE, an individual residing at 30 Maclay Road, Montville, New Jersey 07045 (hereinafter referred to as "Employee");

                       W I T N E S S E T H:

          WHEREAS, Employer employs, and desires to continue to employ, Employee as its Executive Vice President and President of ACTV Entertainment, Inc.; and

          WHEREAS, Employee is willing to continue to be employed as the Executive Vice President of Employer and President of ACTV Entertainment, Inc. in the manner provided for herein, and to perform the duties of the Executive Vice President of Employer and President of ACTV Entertainment, Inc. upon the terms and conditions herein set forth;

          NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth it is agreed as follows:

          1.    Employment of Executive Vice President of Employer
                --------------------------------------------------
and President of ACTV Entertainment, Inc. Employer hereby employs
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Employee as its Executive Vice President and as President of ACTV
Entertainment, Inc.

          2.    Term. Subject to Section 9 below, the term of this
                ----
Agreement shall commence on August 1, 1995 and end on December 31,
2000.    Each 12 month period from January 1 through December 31
during the term hereof shall be referred to as an "Annual Period." During the term hereof, Employee shall devote substantially all of his business time and efforts to Employer and its subsidiaries and affiliates.

          3.    Duties.    The Employee shall perform any and all
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duties and shall have any and all powers as may be prescribed by the President and Chief Executive Officer and shall be available to confer and consult with and advise the officers and directors of Employer at such times that may be required by Employer. Employee shall report directly and solely to the President and Chief Executive Officer or his designee.

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          4.   Compensation.
               ------------

               a.  (i)  Employee shall be paid a minimum of
$150,000 through and including December 31, 1995 and for each Annual Period thereafter; provided, however, that Employee's salary shall be increased annually at the beginning of each Annual Period commencing January 1, 1996 by an amount equal to no less than the amount of his annual salary for the immediately preceding Annual Period times the percentage increase in the CPIW (New York) then in effect as compared to the previous period for which the CPIW (New
York) is available.    Employee shall be paid periodically in
accordance with the policies of the Employer during the term of this Agreement, but not less than monthly.

                    (ii)  Employee is eligible for semi-annual
bonuses, if any, which will be determined and paid in accordance with policies set from time to time by the Board.

               b.   (i)   In the event of a "Change of Control"
whereby

                    (A) A person (other than the Washington Post Company or a person who is an officer or a Director of Employer on the effective date hereof), including a "group" as defined in
Section 13(d)(3) of the Securities Exchange Act of 1934, becomes, or obtains the right to become, the beneficial owner of Employer securities having 30% or more of the combined voting power of then outstanding securities of the Employer that may be cast for the election of directors of the Employer;

                    (B)  At any time, a majority of the Board-
nominated slate of candidates for the Board is not elected;

                    (C) Employer consummates a merger in which it is not the surviving entity;

                    (D)  Substantially all Employer's assets are
sold; or

                    (E)  Employer's stockholders approve the
dissolution or liquidation of Employer; then

                    (ii) (A) All stock options, warrants and stock appreciation rights ("Rights") granted by Employer to Employee under any plan or otherwise prior to the effective date of the Change of Control, shall become vested, accelerate and become immediately exercisable; at an exercise price of 10 cents per share if applicable, adjusted for any stock splits and capital reorganizations having a similar effect, subsequent to the effective date hereof. In the event Employee owns or is entitled

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to receive any unregistered securities of Employer, then Employer shall use its best efforts to effect the registration of all such securities as soon as practicable, but no later than 120 days after the effective date of the registration statement; provided, however, that such period may be extended or delayed by Employer for one period of up to 60 days if, upon the advice of counsel at the time such registration is required to be filed, or at the time Employer is required to exercise its best efforts to cause such registration statement to become effective, such delay is advisable and in the best interests of Employer because of the existence of non-public material information, or to allow Employer to complete any pending audit of its financial statements;

                          (B) Any outstanding principle and
interest on loans to Employee pursuant to Section 4.g.(ii), below, shall be recalculated and reconstituted as if the exercise price of the Rights financed thereby were, ab initio, 10 cents per share.

                          (C) If upon said Change of Control, (i)
a new Chief Executive Officer of Employer is appointed and (ii) Employee is not retained in his immediately prior position or a substantially similar position with Employer or the surviving entity, as applicable, then in addition, Employee shall be eligible to receive a one-time bonus, equal on an after-tax basis to two
times his then current annual base salary.    To effectuate this
provision, the bonus shall be "grossed-up" to include the amount necessary to reimburse Employee for his federal, state and local income tax liability on the bonus and on the "gross-up" at the respective effective marginal tax rates. In no event shall this bonus exceed 2.7 times Employee's then current base salary. Said bonus shall be paid within thirty (30) days of the Change of Control.

               c. Employer shall include Employee in its health insurance program available to Employer's executive officers.

               d. Employer shall maintain a life, accidental death and dismemberment insurance policy on Employee for the benefit of a beneficiary named by Employee in an amount not less
than $750,000.    Ownership of the policy shall be assigned to
Employee upon termination of Employee's employment under this Agreement.

               e. Employee shall also be entitled to participate pari passu in any other program established by Employer pursuant to which any executive officers receive a share of the profits of Employer.

               f. Employee shall have the right to participate in any other employee benefit plans established by Employer.

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               g.   Unless a pre-existing plan of Employer
expressly forbids it, all Rights which may become exercisable during the term hereof shall be paid for in cash only if Employee so elects, otherwise they may be paid for.

               (i) by the transfer by Employee to Employer of so much of Employee's Rights which, when valued at the highest trading price of the underlying securities of Employer during the previous six months, will offset the price of the Rights then being exercised;

               (ii) by means of a non-recourse Note with interest at the lowest rate, it any, required to be charged by any governmental authority, to accrue and become due and payable with the principle, in an amount no greater than the exercise price, given by Employee to Employer and secured solely by the shares of stock being paid for thereby, which Note shall become due and payable at the earlier of the expiration hereof or, on a pro rata basis, the sale by Employee of all or part of the Rights or underlying stock which constitute security for the Note; or

               (iii) by any combination of cash and (ii) or (iii), above.

          5.   Expenses. Employee shall be reimbursed for all of
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his actual out-of-pocket expenses incurred in the performance of his duties hereunder, provided such expenses are acceptable to Employer, which approval shall not be unreasonably withheld, for business related travel and entertainment expenses, and that Employee shall submit to Employer reasonably detailed receipts with respect thereto.


          6.   Vacation. Employee shall be entitled to receive
               --------
four (4) weeks paid vacation time after each year of employment upon dates agreed upon by Employer. Upon separation of employment, for any reason, vacation time accrued and not used shall be paid at the salary rate of Employee in effect at the time of employment separation.

          7.   Secrecy.    At no time shall Employee disclose to
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anyone any confidential or secret information (not already
constituting information available to the public) concerning (a) internal affairs or proprietary business operations of Employer or
(b) any trade secrets, new product developments, patents, programs or programming, especially unique processes or methods.

          8.   Covenant Not to Compete.  Subject to, and limited
               -----------------------
by, Section 10 (b), Employee will not, at any time, anywhere in the world, during the term of this Agreement, and for one (1) year thereafter, either directly or indirectly, engage in, with or for

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
any enterprise, institution, whether or not for profit, business, or company, competitive with the business (as identified herein) of Employer as such business may be conducted on the date thereof, as a creditor, guarantor, or financial backer, stockholder, director, officer, consultant, advisor, employee, member, inventor, producer, director, or otherwise of or through any corporation, partnership, association, sole proprietorship or other entity; provided, that an investment by Employee, his spouse or his children is permitted if such investment is not more than four percent (4%) of the total debt or equity capital of any such competitive enterprise or business and further provided that said competitive enterprise or business is a publicly held entity whose stock is listed and traded on a national stock exchange or through the NASDAQ Stock Market.
As used in this Agreement, the business of Employer shall be deemed to include the development and implementation of interactive television technology or programs.

          9.  Termination.
              -----------

               a.   Termination by Employer

                    (i)    Employer may terminate this Agreement
upon written notice for Cause. For purposes hereof, "Cause" shall mean (A) engaging by the Employee in conduct that constitutes activity in competition with Employer; (B) the conviction of Employee for the commission of a felony; and/or (C) the habitual
abuse of alcohol or controlled substances.     Notwithstanding
anything to the contrary in this Section 9(a)(i), Employer may not terminate Employee's employment under this Agreement for Cause unless Employee shall have first received notice from the Board advising Employee of the specific acts or omissions alleged to constitute Cause, and such acts or omissions continue after Employee shall have had a reasonable opportunity (at least !0 days from the date Employee receives the notice from the Board) to correct the acts or omissions so complained of.

                    (ii)      Employer may terminate Employee's
employment under this Agreement if, as a result of any physical or mental disability, Employee shall fail or be unable to perform his duties under this Agreement for any consecutive period of 90 days
during any twelve-month period.     If Employee's employment is
terminated under this Section 9(a) (ii):    (A) for the first six
months after termination, Employee shall be paid 100% of his full compensation under Section 4(a) of this Agreement at the rate in effect on the date of termination, and in each successive 12 month period thereafter Employee shall be paid an amount equal to 67% of his compensation under Section 4(a) of this agreement at the rate in effect on the date of termination; (B) Employer's obligation to

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pay life insurance premiums on the policy referred to in Section
4(d) shall continue in effect until five years after the date of termination; and (C) Employee shall continue to be entitled, insofar as is permitted under applicable insurance policies or plans, to such general medical and empicyee benefit plans (including profit sharing or pension plans) as Employee had been entitled to on the date of termination. Any amounts payable by Employer to Employee under this paragraph shall be reduced by the amount of any disability payments payable by or pursuant to plans provided by Employer and actually paid to Employee.

                    (iii) This agreement automatically shall terminate upon the death of Employee, except that Employee's estate shall be entitled to receive any amount accrued under Section 4(a) and the pro-rata amount payable under Section 4(e) for the-period prior to Employee's death and any other amount to which Employee was entitled of the time of his death.

               b.    Termination by Employee

                     (i) Employee shall have the right to terminate his employment under this Agreement upon 30 days' notice to Employer given within 90 days following the occurrence of any of the following events (A) through (D) or within three years following the occurrence of event (E):

                         (A) Employer acts to change the
geographic location of the performance of Employee's duties from the New York Metropolitan area. For purposes of this Agreement, the New York Metropolitan area shall be deemed to be the area within 30 miles of midtown Manhattan.

                         (B) A Material Reduction (as hereinafter
defined) in Employee's rate of base compensation, or Employee's
other benefits.    "Material Reduction" shall mean a ten percent
(10%) differential;

                         (C) A failure by Employer to obtain the
assumption of this Agreement by any successor;

                         (D) A material breach of this Agreement
by Employer, which is not cured within thirty (30) days of written notice of such breach by Employer;

                         (E) A Change of Control.

                    (ii)     Anything herein to the contrary
notwithstanding, Employee may terminate this Agreement upon thirty
(30) days written notice.

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
               c.    If Employer shall terminate Employee's
employment other than due to his death or disability or for Cause (as defined in Section 9(a)(i) of this Agreement), or if Employee shall terminate this Agreement under Section 9(b)(i), Employer's obligations under Section 4 shall be absolute and unconditional and not subject to any offset or counterclaim and Employee shall continue to be entitled to receive all amounts provided for by
Section 4 and all additional employee benefits under Section 4 regardless of the amount of compensation he may earn with respect to any other employment he may obtain.

          10.  Consequences of Breach by Employer;
               Employment Termination
               -----------------------------------

               a.    If this Agreement is terminated pursuant to
Section 9(b)(i) hereof, or if Employer shall terminate Employee's employment under this Agreement in any way that is a breach of this Agreement by Employer, the following shall apply:

                     (i) Employee shall receive as a bonus, and in addition to his salary continuation pursuant to Section 9.c., above, a cash payment equal to the Employee's total base salary as of the date of termination hereunder for the remainder of the term plus an additional amount to pay all federal, state and local income taxes thereon on a grossed-up basis as heretofore provided, payable within 30 days of the date of such termination; except that if this Agreement is terminated pursuant to Section 9.(b)(i)(E), then Employee shall not be entitled to receive a bonus under this
Section 10.a.(i) but shall instead receive a lump-sum payout of Employee's total base salary for the remainder of the term plus an additional amount to pay all federal, state and local income taxes thereon on a grossed-up basis as heretofore provided, payable within 30 days of the date of such termination.

                     (ii) Employee shall be entitled to payment of any previously declared bonus and additional compensation as provided in Section 4(a), (b) and (e) above.

               b. In the event of termination of Employee's employment pursuant to Section 9(b)(i) of this Agreement, the provisions of Section 8 shall not apply to Employee.

          11.  Remedies
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               Employer recognizes that because of Employee's
special talents, stature and opportunities in the interactive television industry, and because of the special creative nature of and compensation practices of said industry and the material impact that individual projects can have on an interactive television company's results of operations, in the event of termination by

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Employer hereunder (except under Section 9 (a)(i) or (iii), or in the event of termination by Employee under Section 9 (b)(i) before the end of the agreed term, Company acknowledges and agrees that the provisions of this Agreement regarding further payments of base salary, bonuses and the exercisability of Rights constitute fair and reasonable provisions for the consequences of such termination, do not constitute a penalty, and such payments and benefits shall not be limited or reduced by amounts' Employee might earn or be able to earn from any other employment or ventures during the remainder of the agreed term of this Agreement.

          12.  Excise Tax.     In the event that any payment or
               ----------
benefit received or to be received by Employee in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code Section 4999 or any similar or successor provision then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Employee on a "grossed-up" basis for any income taxes attributable to Employee by reason of such Employer payment and reimbursements.

          13.  Arbitration. Any controversies between Employer and
               -----------
Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement, save and except for any breaches arising out of Sections 7 and 8 hereof, shall on the written request of either party served on the other be submitted to arbitration. Such arbitration shall comply with and be governed by the rules of the American Arbitration Association. An arbitration demand must be made within one (1) year of the date on which the party demanding arbitration first had notice of the existence of the claim to be arbitrated, or the right to arbitration along with such claim shall be considered to have been
waived.     An arbitrator shall be selected according to the
procedures of the American Arbitration Association. The cost of arbitration shall be born by the losing party or in such proportions as the arbitrator shall decide. The arbitrator shall have no authority to add to, subtract from or otherwise modify the provisions of this Agreement, or to award punitive damages to either party.

          14.  Attorneys' Fees and Costs. If any action at law or
               -------------------------
in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

          15.  Entire Agreement; Survival. This Agreement contains
               --------------------------
the entire agreement between the parties with respect to the

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transactions contemplated herein and supersedes, effective as of the date hereof any prior agreement or understanding between Employer and Employee with respect to Employee's employment by Employer. The unenforceability of any provision of this Agreement shall not effect the enforceability of any other provision. This Agreement may not be amended except by an agreement in writing signed by the Employee and the Employer, or any waiver, change,
discharge or modification as sought.    Waiver of or failure to
exercise any rights provided by this Agreement and in any respect shall not be deemed a waiver of any further or future rights.

               b. The provisions of Sections 4, 7, 8, 9(a) (ii), 9(a)(iii), 9(c), 10, 11, 12, 13, 14, 17, 18 and 19 shall survive the termination of this Agreement.

          16.  Assignment. This Agreement shall not be assigned to
               ----------
other parties.

          17.  Governing Law.     This Agreement and all the
               -------------
amendments hereof, and waivers and consents with respect thereto shall be governed by the internal laws of the state of New York, without regard to the conflicts of laws principles thereof.

          18.   Notices. All notices, responses, demands or other
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communications under this Agreement shall be in writing and shall be deemed to have been given when

               a.  delivered by hand;

               b.  sent be telex or telefax, (with receipt
confirmed), provided that a copy is mailed by registered or certified mail, return receipt requested; or

               c. received by the addressee as sent be express delivery service (receipt requested) in each case to the appropriate addresses, telex numbers and telefax numbers as the party may designate to itself by notice to the other parties:

                    (i) if to the Employer:

                         ACTV, Inc.
                         1270 Avenue of the Americas
                         New York, New York, 10020

                         Attention: William C. Samuels

                         Telefax: (212) 459-9548
                         Telephone: (212) 262-2570



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

                         Gersten, Savage, Kaplowitz & Curtin
                         575 Lexington Avenue
                         27th Floor
                         New York, New York 10022

                         Attention: Jay M. Kapiowitz, Esq.

                         Telefax: (212) 980-5192
                         Telephone: {212) 752-9700

                    (ii) if to the Employee:

                         David Reese
                         30 Maclay Road
                         Montville, New Jersey 07045

          19.   Severability of Agreement. Should any part of this
                -------------------------
Agreement for any reason be declared invalid by a court of competent jurisdiction, such decision shall not affect the validity of any remaining portion, which remaining provisions shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties that they would have executed the remaining portions of this Agreement without including any such part, parts or portions which may, for any reason, be hereafter declared invalid.

          IN WITNESS WHEREOF, the undersigned have executed this agreement as of the day and year first above written.

                                  ACTV, Inc.


                                  By:   /S/ William C. Samuels
                                      --------------------------------
                                        WILLIAM C. SAMUELS
                                        President


                                        /S/ David Reese
                                        ------------------------------
                                        DAVID REESE



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